Exhibit (M)(3)
EXHIBIT A
TO AMENDED AND RESTATED RULE 12B-1 DISTRIBUTION PLAN
(AS AMENDED AUGUST 9, 2010)
Name of Series and Class
ICON Asia-Pacific Region Fund
Class A
Class C
Class I
ICON Bond Fund
Class C
Class I
Class A
ICON Core Equity Fund
Class C
Class I
Class A
ICON Risk-Managed Equity Fund (formerly Income Opportunity Fund; ICON Covered Call Fund)
Class C
Class I
Class A
ICON Equity Income Fund
Class C
Class I
Class A
ICON Europe Fund
Class A
Class C
ICON International Equity Fund
Class C
Class I
Class A
ICON Long/Short Fund
Class C
Class I
Class A
ICON Consumer Discretionary Fund
Class C
Class A
ICON Energy Fund
Class C
Class A
ICON Financial Fund
Class C
Class A
ICON Healthcare Fund
Class C
Class A
ICON Industrials Fund
Class C
Class A
ICON Information Technology Fund
Class C
Class A
ICON Leisure and Consumer Staples Fund
Class C
Class A
ICON Materials Fund
Class C
Class A
ICON Telecommunication & Utilities Fund
Class C
Class A
Dated AUGUST 9, 2010